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                                                                  Exhibit (p)(4)

                           LOOMIS, SAYLES & CO., L.P.

                                 Code of Ethics

                         ------------------------------

                         Policy on Personal Trading and
                               Related Activities
                           by Loomis Sayles Personnel

                         ------------------------------

                                   EFFECTIVE:
                                January 14, 2000

                                   AS AMENDED:
                                 January 1, 2003

                                  March 1, 2004

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                           LOOMIS, SAYLES & CO., L.P.

                                 Code of Ethics

                         ------------------------------

                         Policy on Personal Trading and
                               Related Activities

                         ------------------------------

1.   INTRODUCTION

     This Code of Ethics ("Code") of Loomis, Sayles & Co., L.P. ("Loomis Sayles") governs personal trading in securities and related activities by you and, in some circumstances, your family members and others in a similar relationship to you.

     The policies in this Code reflect Loomis Sayles' desire to detect and prevent not only situations involving actual or potential conflicts of interest or unethical conduct, but also those situations involving even the appearance of these.

2.   STATEMENT OF GENERAL PRINCIPLES

     It is the policy of Loomis Sayles that no Access Person as defined under the Loomis Sayles' Code, (please note that Loomis Sayles treats all employees as Access Persons) shall engage in any act, practice or course of conduct that would violate the Code, the fiduciary duty owed by Loomis Sayles and its personnel to Loomis Sayles' clients, certain sections of and rules promulgated under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the provisions of Section 17(j) of the Investment Company Act of 1940, as amended (the "1940 Act"), and Rule 17j-1 there under. The fundamental position of Loomis Sayles is, and has been, that it must at all times place the interests of its clients first. Accordingly, your personal financial transactions (and in some cases, those of your family members and others in a similar relationship to you) and related activities must be conducted consistently with this Code and in such a manner as to avoid any actual or potential conflict of interest or abuse of your position of trust and responsibility.

     Without limiting in any manner the fiduciary duty owed by Loomis Sayles to its clients, it should be noted that Loomis Sayles considers it proper that purchases and sales be made by Access Persons in the marketplace of securities owned by Loomis Sayles' clients, provided that such securities transactions comply with the spirit of, and the specific restrictions and limitations set forth in the Code. In making personal investment decisions, however, you must exercise extreme care to ensure that the provisions of the Code are not violated and under no circumstances, may an Access Person use the knowledge of Securities purchased or sold by any client of Loomis Sayles or Securities being considered for purchase or sale by any client of Loomis Sayles to profit personally, directly or indirectly, by the market effect of such transactions.

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     It is not intended that these policies will specifically address every situation involving personal trading. These policies will be interpreted and applied, and exceptions and amendments will be made, by Loomis Sayles in a manner considered fair and equitable, but in all cases with the view of placing Loomis Sayles' clients' interests paramount. It also bears emphasis that technical compliance with the procedures, prohibitions and limitations of this Code will not automatically insulate you from scrutiny of, and sanctions for, securities transactions which indicate an abuse of Loomis Sayles' fiduciary duty to any of its clients.

     You are encouraged to bring any questions you may have about the Code to Personal Trading Compliance.

     3.   A FEW KEY TERMS

     Boldfaced terms have special meaning in this Code. The application of a particular Code requirement to you may hinge on the elements of the definition of these terms. See the Glossary at the end of this Code for definitions of these terms. In order to have a basic understanding of the Code, however, you must have an understanding of the terms "Security", "Beneficial Ownership" and "Investment Control" as used in the Code.

     3.1  Security

     This Code generally relates to transactions in and ownership of an investment that is a Security. Currently, this means any type of equity or debt security (such as common and preferred stocks, and corporate and government bonds or notes) and any equivalent (such as ADRs), any derivative, instrument representing, or any rights relating to, a Security (such as certificates of participation, depository receipts, put and call options, warrants, convertible securities and securities indices). Shares of closed-end funds, municipal obligations and securities issued by agencies and instrumentalities of the U.S. government (e.g. GNMA obligations) are considered Securities under the Code.

     Additionally, the shares of any investment company or mutual fund advised or sub-advised by Loomis Sayles, and those proprietary mutual funds that are advised by any affiliated investment adviser within the CDC IXIS organization (e.g. CDC IXIS Asset Management Advisers, Harris Associates, Hansberger, etc.) ("Reportable Funds") are deemed to be Securities for purposes of certain provisions of the Code. Reportable Funds include SEC registered open-ended investment companies, closed-end funds, offshore funds, SICAVs, etc. but exclude money market funds. A current list of Reportable Funds is attached as Exhibit One and will be maintained on the firm's intranet site under the Legal and Compliance page.

     Please see Exhibit Two for the application of the Code to a specific Security or instrument.

     3.2  Beneficial Ownership

     The Code governs any Security in which you have any direct or indirect "Beneficial Ownership." Beneficial Ownership for purposes of the Code means a direct or indirect "pecuniary interest" that is held or shared by you directly or indirectly (through any contract, arrangement, understanding, relationship or otherwise) in a Security. The term "pecuniary

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interest" in turn generally means your opportunity directly or indirectly to receive or share in any profit derived from a transaction in a Security, whether or not the Security or the relevant account is in your name and regardless of the type of account (i.e. brokerage account, direct account, or retirement plan account). Although this concept is subject to a variety of U.S. Securities and Exchange Commission (the "SEC") rules and interpretations, you should know that you are presumed under the Code to have an indirect pecuniary interest as a result of:

     .    ownership of a Security by your spouse or minor children;

     . ownership of a Security by a live-in partner who shares your household and combines his/her financial resources in a manner similar to that of married persons;

     . ownership of a Security by your other family members sharing your household (including an adult child, a stepchild, a grandchild, a parent, stepparent, grandparent, sibling, mother- or father-in-law, sister- or brother-in-law, and son- or daughter-in-law);

     . your share ownership, partnership interest or similar interest in Securities held by a corporation, general or limited partnership or similar entity you control;

     . your right to receive dividends or interest from a Security even if that right is separate or separable from the underlying securities;

     . your interest in a Security held for the benefit of you alone or for you and others in a trust or similar arrangement (including any present or future right to income or principal); and

     . your right to acquire a Security through the exercise or conversion of a "derivative Security."

Explanatory Note:

               Any account of an Access Person, even if also a client account of the firm, will be subject to the Code as an account in which an Access Person has Beneficial Ownership.

     Please see Exhibit Three to this Code for specific examples of the types of interests and accounts subject to the Code.

     3.3  Investment Control

     The Code governs any Security in which you have direct or indirect "Investment Control." The term Investment Control encompasses any influence (i.e., power to manage, trade, or give instructions concerning the investment disposition of assets in the account or to approve or disapprove transactions in the account), whether sole or shared, direct or indirect, you exercise over the account or Security.

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     You should  know that you are  presumed  under the Code to have  Investment
Control as a result of having:

     .    Investment Control (shared) over your personal brokerage account(s)

     . Investment Control (shared) over an account(s) in the name of your spouse or minor children, unless, you have renounced an interest in your spouse's assets (subject to the approval of Personal Trading Compliance)

     . Investment Control (shared) over an account(s) in the name of any family member, friend or acquaintance

     .    Involvement in an Investment Club

     .    Trustee power over an account(s)

     .    The existence and/or exercise of a power of attorney over an account

     Please see Exhibit Three to this Code for specific examples of the types of interests and accounts subject to the Code.

     3.4  Maintaining Personal Accounts

          All Access Persons who have personal accounts that hold or can hold Securities in which they have direct or indirect Investment Control and Beneficial Ownership are required to maintain such accounts at one of the following firms: Charles Schwab, Fidelity Investments, Merrill Lynch or TD Waterhouse (collectively, the "Select Brokers"). Additionally, an Access Person may only purchase and hold shares of Reportable Funds through either a Select Broker, directly from the Reportable Fund through its transfer agent, or through one or more of Loomis Sayles' retirement plans.

          Accounts in which the Access Person only has either Investment Control or Beneficial Ownership; certain retirement accounts with an Access Person's prior employer; and/or the retirement accounts of an Access Person's spouse may be maintained with a firm other than the Select Brokers with the approval of Personal Trading Compliance or the Review Officer.

4.   SUBSTANTIVE RESTRICTIONS ON PERSONAL TRADING

     The following are substantive prohibitions and restrictions on your personal trading and related activities. In general, the prohibitions set forth below relating to trading activities apply to accounts holding Securities in which an Access Person has Beneficial Ownership and Investment Control.

     4.1  Preclearance

     Each Access Person must pre-clear through the iTrade Preclearance System ("iTrade System") all personal transactions in Securities (including transactions in

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Reportable Funds and all transactions in closed-end mutual funds regardless of whether or not the fund is a Reportable Fund) in which he or she has Investment Control and in which he or she has or would acquire Beneficial Ownership. Limited exceptions to the preclearance requirement are set forth in Exhibit Four.

Explanatory Note:   Fixed income transactions, short sales and
                    options transactions in Securities must be manually precleared by Personal Trading Compliance or the Review
                    Officer, since the iTrade System cannot currently handle such transactions. Initial and secondary public offerings, private placements transactions, participation in investment clubs and private pooled vehicles require special pre-clearance as detailed under Sections 4.13, 4.14 and 5.3 of the Code.

     Any transaction approved pursuant to the pre-clearance request procedures must be executed by the end of the trading day on which it is approved unless Personal Trading Compliance or the Review Officer, or designee thereof, extends the pre-clearance for an additional trading day. If the Access Person's trade has not been executed by the end of the same trading day (or the next trading day in the case of an extension), the "pre-clearance" will lapse and the Access Person may not trade without again seeking and obtaining pre-clearance of the intended trade.

     Preclearance requests can only be submitted through iTrade and/or to Personal Trading Compliance Monday - Friday from 9:30am-4:00pm Eastern Standard Time.

     If after preclearance is given and before it has lapsed, an Access Person becomes aware that a Security as to which he or she obtained preclearance has become the subject of a buy or sell order or is being considered for purchase or sale for a client account, the Access Person who obtained the preclearance must consider the preclearance revoked. If the transaction has already been executed before the Access Person becomes aware of such facts, no violation will be considered to have occurred as a result of the Access Person's transactions.

     If an Access Person has actual knowledge that a requested transaction is nevertheless in violation of this Code or any provision thereof, approval of the request will not protect the Access Person's transaction from being considered in violation of the Code.

     4.2  Good Until Canceled and Limit Orders

     No Access Person shall place a "good until canceled," "limit" or equivalent order with his/her broker except that a Access Person may utilize a "day order with a limit" so long as the transaction is consistent with provisions of this Code, including the pre-clearance procedures. All orders must expire at the end of the trading day on which they are pre-cleared unless otherwise extended by Personal Trading Compliance.

     4.3  Short Term Trading Profits

     No Access Person may profit from the purchase and sale, or conversely the sale and purchase, of the same or equivalent Security (including Reportable Funds) within 60

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calendar days. Hardship exceptions may be requested (in advance) from Personal
Trading Compliance or the Review Officer.

     An Access Person may sell a Security (including Reportable Funds) or cover an existing short position at a loss within 60 calendar days. Such request must be submitted to the iTrade System and to Personal Trading Compliance for approval because the iTrade System does not have the capability to determine whether the Security will be sold at a gain or a loss.

     4.4  Restrictions on Round Trip Transactions in Reportable Funds

     In addition to the 60 day holding period requirement for purchases and sales of Reportable Funds, with the exception of closed-end Reportable Funds, an Access Person is prohibited from purchasing, selling and then re-purchasing shares of the same Reportable Fund within a 90 day period. ("Round Trip"). The Round Trip restriction does not limit the number of times an Access Person can purchase a Reportable Fund or sell a Reportable Fund during a 90 day period . In fact, subject to the holding period requirement described above, an Access Person can purchase a Reportable Fund (through one or multiple transactions) and can liquidate their position in that fund (through one or several transactions) during a 90 day period. However, an Access Person cannot then reacquire a position in the same Reportable Fund previously sold within the same 90 day period.

     The Round Trip restriction will only apply to volitional transactions in Reportable Funds. Therefore, shares of Reportable Funds acquired through a dividend reinvestment or dollar cost averaging program, and monthly contributions to the firm's 401K plan will not be considered when applying the Round Trip restriction.

     Finally, all volitional purchase and sale transactions of Reportable Funds, in any share class and in any employee account (i.e., direct account with the Reportable Fund, Select Broker account, 401K account, etc.) will be matched for purposes of applying the Round Trip restriction.

     4.5  Futures and Related Options

     No Access Person shall use derivatives including futures, options on futures, or options on a Security to evade the restrictions of the Code. In other words, no Access Person may use derivative transactions with respect to a Security if the Code would prohibit the Access Person from taking the same position directly in the Security.

     4.6  Short Sales

     No Access Person may purchase a put option, sell a call option, sell a Security short or otherwise take a short position in a Security then being held in a Loomis Sayles client account, unless such Access Person has a corresponding long position (i.e. selling against the box) in the underlying Security or, in the cases of the purchase of a put or sale of a call option, the option is on a broad based index.

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     4.7  Competing with Client Trades

     Except as set forth in Section 4.9, an Access Person may not, directly or indirectly, purchase or sell a Security when the Access Person knows, or reasonably should have known, that such Securities transaction competes in the market with any actual or considered Securities transaction for any client of Loomis Sayles, or otherwise acts to harm any Loomis Sayles client's Securities transactions.

     Generally pre-clearance will be denied if:

          . a Security or an equivalent Security is the subject of a pending "buy" or "sell" order for a Loomis Sayles client until that buy or sell order is executed or withdrawn.

          . the Security is being considered for purchase or sale for a Loomis Sayles client, until that security is no longer under consideration for purchase or sale.

          . the Security is on the Loomis Sayles "Restricted List" or "Concentration List" (or such other trading restriction list as Loomis Sayles, may from time to time establish).

     For those transactions pre-cleared through the iTrade System, such system will have the information necessary to deny pre-clearance if any of these situations apply. Therefore, you may assume the Security is not being considered for purchase or sale for a client account unless you have actual knowledge to the contrary in which case, the preclearance you received is null and void. For Securities requiring manual pre-clearance (i.e. bonds, futures, options and short sales of Securities), the applicability of such restrictions will be determined by Personal Trading Compliance upon the receipt of the pre-clearance request.

     4.8  Investment Person Seven-Day Blackout

     Except as set forth in Section 4.9 below, no Investment Person shall, directly or indirectly, purchase or sell any Security within a period of seven
(7) calendar days (trade date being day zero) before and after the date that a Loomis Sayles client, with respect to which he or she is an Investment Person, has purchased or sold such Security. It is ultimately the Investment Person's responsibility to understand the rules and restrictions of the Code and to know what Securities are being traded in his/her client(s) account(s) or any account(s) with which he/she is associated.

Explanatory Note:

                    The "seven days before" element of this restriction is based on the premise that an Investment Person can normally be expected to know, when he or she is effecting a personal trade, whether any client as to which he or she is designated an Investment Person has traded, or will be trading in the same Security within seven days of the Investment Person's trade. Furthermore, an Investment Person has fiduciary obligation to recommend and/or effect

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                    suitable and attractive trades for clients regardless of
                    whether such trades may cause a prior personal trade to be considered an apparent violation of this restriction. It would constitute a breach of fiduciary duty and a violation of this Code to delay or fail to make any such recommendation or transaction in a client account in order to avoid a conflict with this restriction.

                    It is understood that there maybe particular circumstances (i.e. news on an issuer, a client initiated liquidation, subscription or rebalancing) that may occur after an Investment Person's personal trade which gives rise to an opportunity or necessity for his or her client to trade in that Security which did not exist or was not anticipated by that person at the time of that person's personal trade. Personal Trading Compliance or the Review Officer, will review any extenuating circumstances which may warrant the waiving of any remedial actions in a particular situation involving an inadvertent violation of this restriction.

     4.9  Large Cap/De Minimis Exemption

     An Access Person who wishes to make a trade in a Security that would otherwise be denied pre-clearance solely because the Security is under consideration or pending execution for a client as provided in Section 4.7 or an Investment Person who wishes to make a trade in a Security that would otherwise be denied pre-clearance solely because either the Security is under consideration or pending execution for a client as provided in Section 4.7 or because such transaction would violate the Investment Person Seven Day Blackout Restriction set forth in Section 4.8 above, will nevertheless receive pre-clearance provided that:

          . The issuer of the Security in which the Access Person wishes to transact has a market capitalization exceeding U.S. $5 billion (a "Large Cap Security"), AND

          . The aggregate amount of the Access Person's transactions in that Large Cap Security on that day across all personal accounts does not exceed $10,000 USD.


     Such transactions will be subject to all other provisions of the Code

     4.10 Research Analyst Three-Day Blackout Before a Recommendation

     During the three (3) business day period before a Research Analyst issues a Recommendation on a Security, that Research Analyst may not purchase or sell that Security.

Explanatory Note:

                    It's understood that there may be particular circumstances such as a news release, change of circumstance or similar event that may occur after a Research Analyst's personal trade which gives rise to a need, or makes it appropriate, for a Research Analyst to issue a Recommendation on said Security. A

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                    Research Analyst has an affirmative duty to make unbiased
                    Recommendations and issue reports, both with respect to their timing and substance, without regard to his or her personal interest. It would constitute a breach of a Research Analyst's fiduciary duty and a violation of this Code to delay or fail to issue a Recommendation in order to avoid a conflict with this restriction.

                    Personal Trading Compliance or the Review Officer, will review any extenuating circumstances which may warrant the waiving of any remedial sanctions in a particular situation involving an inadvertent violation of this restriction.

     4.11 Access Person Seven-Day Blackout After Recommendation Change

     During the seven (7) day period after a Recommendation is issued for a Security, no Access Person may purchase or sell that Security. A request to pre-clear a transaction in a Security will be denied if there has been a Recommendation issued for such Security during the past seven (7) days.

     4.12 Hedge Fund Team Restrictions

     Due to the unique trading practices and strategies associated with hedge funds, a hedge fund team member (i.e., any Investment Person for a hedge fund) is prohibited from trading Securities in their personal brokerage accounts that are eligible investments for the hedge fund with which he/she is associated. Hedge fund team members must therefore, contact Personal Trading Compliance for special pre-clearance approval prior to executing any personal securities transactions.

     4.13 Initial and Secondary Public Offerings

     Investing in Initial and Secondary Public Offerings of Securities is prohibited unless such opportunities are connected with your prior employment compensation (i.e. options, grants, etc.) or your spouse's employment compensation. No Access Person may, directly or indirectly, purchase any Security sold in an Initial or Secondary Public Offering without obtaining prior written approval from the Review Officer.

     4.14 Private Placement Transactions

     Without obtaining prior written approval from the Review Officer, no Access Person may, directly or indirectly, purchase any Security offered and sold pursuant to a Private Placement Transaction. A request for an approval form for a private placement investment can be obtained by contacting Personal Trading Compliance.

Explanatory Note:

                    If you have been authorized to acquire a Security in a Private Placement Transaction, you must disclose to Personal Trading Compliance if you are involved in a client's subsequent consideration of an investment in the issue of the Private Placement, even if that investment involves a different type or class of Security. In such

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                    circumstances, the decision to purchase securities of the
                    issuer for a client must be independently reviewed by an Investment Person with no personal interest in the issuer.

     The purchase of additional shares or the subsequent sale of an approved Private Placement Transaction does not require pre-clearance provided there are no publicly traded Securities in the corporation, partnership or limited liability company whose shares the Access Person owns. However, if the issuer of the Private Placement has publicly traded Securities, then the sale of such Private Placements must be pre-cleared with Personal Trading Compliance.

     4.15 Exemptions Granted by the Review Officer

     Subject to applicable law, the Review Officer may from time to time grant exemptions, other than or in addition to those described in Exhibit Four, from the trading restrictions, preclearance requirements or other provisions of the Code with respect to particular individuals such as non-employee directors, consultants, temporary employee, intern or independent contractor, and types of transactions or Securities, where in the opinion of the Review Officer, such an exemption is appropriate in light of all the surrounding circumstances.

5.   PROHIBITED OR RESTRICTED ACTIVITIES

     5.1  Acceptance of Gifts

     Without obtaining prior written approval of Personal Trading Compliance or the Review Officer, no Access Person may accept any gift or other thing of more than de minims value ($100.00) within a calendar year from any person or entity that does business with Loomis Sayles. The Review Officer will, from time to time as necessary, issue guidelines as to the type and value of items that would be considered subject to this restriction.

     5.2  Public Company Board Service and Other Affiliations

     No Access Person may serve on the board of directors of any publicly traded company. Additionally, no Access Person may accept any other service, employment, engagement, connection, association, or affiliation in or with any enterprise, business or otherwise, (herein after, collectively "Outside Activity
(ies)") absent prior written approval by the Personal Trading Compliance or the Review Officer.

     A request form for approval of such Outside Activities can be obtained by contacting Personal Trading Compliance. In determining whether to approve such Outside Activity, Personal Trading Compliance or the Review Officer will consider whether such service will involve an actual or perceived conflict of interest with client trading, place impediments on Loomis Sayles' ability to trade on behalf of clients or otherwise materially interfere with the effective discharge of Loomis Sayles' or the Access Person's duties to clients.

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     5.3  Participation in Investment Clubs and Private Pooled Vehicles

     No Access Person shall participate in an investment club or invest in a hedge fund, or similar private organized investment pool (but not an SEC registered open-end mutual fund) without the express permission of Personal Trading Compliance or the Review Officer.

6.   REPORTING REQUIREMENTS

     6.1 Initial Holdings Reporting, Account Disclosure and Acknowledgement of Code

     Within 10 days after becoming an Access Person, each Access Person must file with Personal Trading Compliance, a report (by paper) of all Securities (including holdings of Reportable Funds) in which such Access Person has Beneficial Ownership or Investment Control.

     Additionally, within 10 days of becoming an Access Person, such Access Person must report all brokerage or other accounts that hold or can hold Securities in which the Access Person has Beneficial Ownership or Investment Control. The information must be as of the date the person became an Access Person. An Access Person can satisfy these reporting requirements by providing Personal Trading Compliance with a current copy of his or her brokerage account or other account statements, which hold or can hold Securities.

     Explanatory Note:

          Loomis Sayles treats all of its employees as Access Persons. Therefore, you are deemed to be an Access Person as of the first day you begin working for the firm.

     Finally, upon becoming an Access Person and annually thereafter, each Access Person must acknowledge that he or she has received, read and understands the Code and recognizes that he or she is subject hereto, and certify that he or she will comply with the requirements of the Code.

     6.2  Brokerage Confirmations and Brokerage Account Statements

     Each Access Person must notify Personal Trading Compliance immediately upon opening an account that holds or may hold Securities (including Reportable Funds), and must assist Personal Trading Compliance in ensuring that Loomis Sayles receives copies of the Access Person's confirmations and account statements for all accounts holding Securities in which the Access Person has either Beneficial Ownership or Investment Control.

     6.3  Quarterly Transaction Reporting and Account Disclosure Procedure

     Utilizing the automated reporting procedure ("Blue Sheets"), each Access Person must file by electronic means a Blue Sheet on all Security transactions (including transactions in Reportable Funds) made during each calendar quarterly period in which

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such Access Person has, or by reason of such transaction acquires or disposes of, any Beneficial Ownership of a Security (even if such Access Person has no direct or indirect Investment Control over such Security), or as to which the Access Person has any direct or indirect Investment Control (even if such Access Person has no Beneficial Ownership in such Security). If no transactions in any Securities, required to be reported, were affected during a quarterly period by an Access Person, such Access Person shall nevertheless submit a Blue Sheet within the time frame specified above stating that no reportable securities transactions were affected.

     Access Persons are also required to report each account (including accounts holding Reportable Funds) opened or closed by the Access Person during the reporting period, other then those accounts described in Exhibit Three.

     Every Blue Sheet must be submitted not later than ten (10) calendar days after the end of each calendar quarter in which the Security transaction(s) to which the Blue Sheet relates was effected.

     6.4  Annual Holdings and Code Compliance Reporting Requirements

     On an annual basis, by a date specified by Personal Trading Compliance, each Access Person must file with Personal Trading Compliance a dated Annual Package which identifies all Securities (including Reportable Funds) in which such Access Person has a Beneficial Ownership or over which such Access Person has Investment Control. The information in the Annual Package shall reflect holdings in the Access Person's account(s) that are current and no more than 30 days old relative to the date on which the Annual Package was submitted.

     Additionally, on an annual basis, each Access Person must acknowledge that he/she has received, read and understood the Code and Loomis Sayles Policies and Procedures on Insider Trading ("Insider Trading Policy") and recognizes that he/she is subject hereto, and certify that he/she has complied with the requirements of the Code and Insider Trading Policy during the past year, except as otherwise disclosed in writing to Personal Trading Compliance or the Review Officer.

     6.5  Review of Reports by Review Officer

     The Review Officer, shall establish procedures as the Review Officer may from time to time determine appropriate for the review of the information required to be compiled under this Code regarding transactions by Access Persons and to report any violations thereof to all necessary parties.

7.   SANCTIONS

     Any violation of the substantive or procedural requirements of this Code will result in the imposition of a sanction as set forth in the firm's then current Sanctions Policy, or as the Review Officer may deem appropriate under the circumstances of the particular violation. These sanctions may include, but are not limited to:

          .    a letter of caution or warning (i.e. Procedures Notice);

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          .    payment of a fine, disgorgement of profits generated or payment of losses avoided and/or restitution to an affected client;

          .    suspension of personal trading privileges;

          . actions affecting employment status, such as suspension of employment without pay, demotion or termination of employment; and

          . referral to the SEC, other civil authorities or criminal authorities.

     Serious violations, including those involving deception, dishonesty or knowing breaches of law or fiduciary duty, will result in one or more of the most severe sanctions regardless of the violator's history of prior compliance.

     Fines, penalties and disgorged profits will be donated to a charity selected by the Loomis Sayles Charitable Giving Committee or as determined by the Review Officer.

8.   RECORDKEEPING REQUIREMENTS

     Loomis Sayles shall maintain and preserve records, in an easily accessible place, relating to the Code of the type and in the manner and form and for the time period prescribed from time to time by applicable law. Currently, Loomis Sayles is required by law to maintain and preserve:

          . in an easily accessible place, a copy of this Code (and any prior Code of Ethics that was in effect at any time during the past five years) for a period of five years;

          . in an easily accessible place a record of any violation of the Code and of any action taken as a result of such violation for a period of five years following the end of the fiscal year in which the violation occurs;

          . a copy of each report (or information provided in lieu of a report including any manual pre-clearance forms and information relied upon or used for reporting) submitted under the Code for a period of five years, provided that for the first two years such copy must be preserved in an easily accessible place;

          . in an easily accessible place, a list of all persons who are, or within the past five years were, required to make, or were responsible for reviewing, reports pursuant to this Code;

          . a copy of each report provided to any Investment Company as required by paragraph (c)(2)(ii) of Rule 17j-1 under the 1940 Act or any successor provision for a period of five years following the end of the fiscal year in which such report is made, provided that for the first two years such record shall be preserved in an easily accessible place; and a written record of any decision, and the reasons supporting any decision, to approve the purchase by a Access Person of any Security in an Initial or Secondary Public Offering or Private Placement Transaction for a period of five years following the end of the fiscal year in which the approval is granted.

9.   MISCELLANEOUS

     9.1  Confidentiality

     Loomis Sayles will keep information obtained from any Access Person hereunder in strict confidence. Notwithstanding the forgoing, reports of Securities transactions and violations hereunder will be made available to the SEC or any other regulatory or self-regulatory organizations to the extent required by law rule or regulation, and in certain circumstances, may in Loomis Sayles' discretion be made available to other civil and criminal authorities. In addition, information regarding violations of the Code may be provided to clients or former clients of Loomis Sayles that have been directly or indirectly affected by such violations.

     9.2  Disclosure of Client Trading Knowledge

     No Access Person may, directly or indirectly, communicate to any person who is not an Access Person or other approved agent of Loomis Sayles (e.g., legal counsel) any non-public information relating to any client of Loomis Sayles or any issuer of any Security owned by any client of Loomis Sayles, including, without limitation, the purchase or sale or considered purchase or sale of a Security on behalf of any client of Loomis Sayles, except to the extent necessary to comply with applicable law or to effectuate Securities transactions on behalf of the client of Loomis Sayles.

     9.3 Notice to Access Persons, Investment Personnel and Research Analysts as to Status

     Personal Trading Compliance will initially determine an employee's status as an Access Person, Research Analyst or Investment Person and the client accounts to which Investment Persons should be associated, and will inform such persons of their respective reporting and duties under the Code.

     All Access Persons and/or the applicable Supervisor thereof, have an obligation to inform Personal Trading Compliance if an Access Person's responsibilities change during the Access Person's tenure at Loomis Sayles.

     9.4  Notice to Review Officer of Engagement of Independent Contractors

     Any person engaging a consultant, temporary employee, intern or independent contractor shall notify Personal Trading Compliance of this engagement and provide to Personal Trading Compliance, the information necessary to make a determination as to how the Code shall apply to such consultant, temporary employee, intern or independent contractor, if at all.

     9.5  Questions and Educational Materials

     Employees are encouraged to bring to Personal Trading Compliance or the Review Officer any questions you may have about interpreting or complying with the Code about Securities, accounts that hold or may hold Securities or personal trading activities of you, your family, or household members, about your legal and ethical responsibilities or about similar matters that may involve the Code.

     Personal Trading Compliance may from time to time circulate educational materials or bulletins designed to assist you in understanding and carrying out your duties under the Code.

                                GLOSSARY OF TERMS

The boldface terms used throughout this policy have the following meanings:

1. "Access Person" means an "access person" as defined from time to time in Rule 17j-1 under the 1940 Act or any applicable successor provision. Currently, this means any director, or officer of Loomis Sayles, or any Advisory Person (as defined below) of Loomis Sayles.

2. "Advisory Person" means an "advisory person" and "advisory representative" as defined from time to time in Rule 17j-1 under the 1940 Act and Rule 204-2(a)(12) under the Advisers Act, respectively, or any applicable successor provision. Currently, this means (i) every employee of Loomis Sayles (or of any company in a Control relationship to Loomis Sayles), who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Security by Loomis Sayles on behalf of clients, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) every natural person in a Control relationship to Loomis Sayles who obtains information concerning recommendations made to a client with regard to the purchase or sale of a Security. Advisory Person also includes: (a) any other employee designated by Personal Trading Compliance or the Review Officer as an Advisory Person under this Code; (b) any consultant, temporary employee, intern or independent contractor (or similar person) engaged by Loomis Sayles designated as such by Personal Trading Compliance or the Review Officer as a result of such person's access to information about the purchase or sale of Securities by Loomis Sayles on behalf of clients (by being present in Loomis Sayles offices, having access to computer data or otherwise) and (c) members of the Board of Directors of Loomis, Sayles & Company, Inc., the sole general partner of Loomis, Sayles & Company, L.P. , who are not employees of Loomis, Sayles & Company, L.P. ("non-employee directors").

3.   "Beneficial Ownership" is defined in Section 3.2 of the Code.

4. "Investment Control" is defined in Section 3.3 of the Code. This means "control" as defined from time to time in Rule 17j-1 under the 1940 Act and Rule 204-2(a)(12) under the Advisers Act or any applicable successor provision. Currently, this means the power to exercise a controlling influence over the management or policies of Loomis Sayles, unless such power is solely the result of an official position with Loomis Sayles.

5. "Initial Public Offering" means an "initial public offering" as defined from time to time in Rule 17j-l under the 1940 Act or any applicable successor provision. Currently, this means any offering of securities registered under the Securities Act of 1933 the issuer of which immediately before the offering, was not subject to the reporting requirements of
     Section 13 or 15(d) of the Securities Exchange Act of 1934.

6. "Investment Company" means any Investment Company registered as such under the 1940 Act and for which Loomis Sayles serves as investment adviser or subadviser or which an affiliate of Loomis Sayles serves as an investment adviser.

7. "Investment Person" means all Portfolio Managers of Loomis Sayles and other Advisory Persons who assist the Portfolio Managers in making and implementing investment decisions for an Investment Company or other client of Loomis Sayles, including, but not limited to, designated Research Analysts and traders of Loomis Sayles. A person is considered an Investment Person only as to those client accounts or types of client accounts as to which he or she is designated by Personal Trading Compliance or the Review Officer as such. As to other accounts, he or she is simply an Access Person.

8. "Portfolio Manager" means any individual employed by Loomis Sayles who has been designated as a Portfolio Manager by Loomis Sayles. A person is considered a Portfolio Manager only as to those client accounts as to which he or she is designated by the Review Officer as such. As to other client accounts, he or she is simply an Access Person.

9. "Private Placement Transaction" means a "limited offering" as defined from time to time in Rule 17j-l under the 1940 Act or any applicable successor provision. Currently, this means an offering exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or 4(6) or Rule 504, 505 or 506 under that Act.

10. "Recommendation" means any initial rating or change therein, in the case of an equity Security, or any initial rating or status, or change therein in the case of a fixed income Security in either case issued by a Research Analyst.

11. Reportable Fund" is defined in Section 3.1 of the Code and a list of such funds is found in Exhibit One.

12. "Research Analyst" means any individual employed by Loomis Sayles who has been designated as a Research Analyst by Loomis Sayles. A person is considered a Research Analyst only as to those Securities which he or she is assigned to cover and about which he or she issues research reports to other Investment Personnel. As to other Securities, he or she is simply an Access Person.

13. "Review Officer" means the Chief Compliance Officer or such other officer or employee of Loomis Sayles designated from time to time by Loomis Sayles to receive and review reports of purchases and sales by Access Persons, and to address issues of personal trading. "Alternate Review Officer(s)" or "Personal Trading Compliance" means the employee or employees of Loomis Sayles designated from time to time by the General Counsel of Loomis Sayles to receive and review reports of purchases and sales, and to address issues of personal trading, by the Review Officer, and to act for the Review Officer in the absence of the Review Officer.

14.  "Security" is defined in Section 3.1 of the Code.

15. "Secondary Public Offering" is defined as a registered offering of a block of Securities which had been previously issued to the public, by a current shareholder.

16.  "Select Broker" is defined in Section 3.4 of the Code.

                                                                     Exhibit One

                                Reportable Funds

---------------------------------------------------------------------------------------------------
                                               Fund List
                                    US Registered Investment Companies
---------------------------------------------------------------------------------------------------
AB Funds Trust                    Loomis Sayles                     Managers
Extended Duration Bond Fund       Aggressive Growth Fund            Managers Bond Fund
                                  Benchmark Core Bond Fund          Managers Global Bond Fund
AEW                               Bond Fund
AEW Real Estate Fund              Core Plus Fixed Income Fund       Maxim Series Fund
                                  Fixed Income Fund                 Loomis Sayles Bond Portfolio
CDC Nvest Funds                   Global Bond Fund                  Loomis Sayles Small Cap
CDC Nvest Star Advisers Fund      Growth Fund                       Portfolio
CDC Nvest Star Growth Fund        Institutional High Income Fund
CDC Nvest Star International      Intermediate Duration Fixed       MetLife Series Fund
Fund                              Income Fund                       Loomis Sayles Small Cap
CDC Nvest Star Small Cap Fund     International Equity Fund         Portfolio
(Vaughan Nelson Small Cap         Investment Grade Bond Fund
Value Fund as of 3/1/04)          Investment Grade Fixed Income     Oakmark
CDC Nvest Star Value Fund         Fund                              Oakmark Fund
Harris Associates Focused Value   Managed Bond Fund                 Oakmark Equity Income
Fund                              Mid Cap Growth Fund               Oakmark Global
Harris Associates Growth and      Research Fund                     Oakmark International Fund
Income Fund (Harris Associates    Small Cap Growth Fund             Oakmark International Small Cap
Large Cap Value Fund as of        Small Cap Value Fund              Oakmark Select Fund
3/1/04)                           Small Company Growth Fund         Oakmark Small Cap Fund
Westpeak Capital Growth Fund      Tax-Managed Equity Fund
                                  (formerly, Loomis Sayles          Reich & Tang
CGM                               Provident Fund)                   Reich & Tang - Delafield Fund
CGM Advisors Targeted Equity      U.S. Government Securities Fund   Reich & Tang - U.S. Dollar
Fund                              Value Fund                        Floating Rate Fund
CGM Capital Development Fund      Worldwide Fund
CGM Focus Fund
CGM Mutual Fund                   Loomis Sayles (formerly CDC
CGM Realty Fund                   Nvest Funds)
                                  Core Plus Bond Fund (CDC Nvest
Hansberger                        Bond Income Fund)
Hansberger Emerging Markets       Government Securities Fund
Fund                              High Income Fund
Hansberger International Value    Limited Term  Government and
Fund                              Agency Fund
                                  Massachusetts Tax Free Income
                                  Fund
                                  Municipal Income Fund
                                  Strategic Income Fund

---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
                                            Other Funds
                                            (Non-40 Act)
---------------------------------------------------------------------------------------------------------
AEW                                Harris Associates                   Reich and Tang Asset
AEW Real Estate Securities Value   Harris Associates International     Management
Fund                               Value (formerly Nvest               Alpha Associates
AEW Real Estate Securities         International Partnership, L.P.)    August Associates
Long/Short Fund                    Harris Associates Options Value     Daily Dollar International, Ltd.
                                   Harris Associates Small Cap         Daily Dollar International Ltd. II
Caspian Capital Management         Value                               GIA Investment Grade CDO 2001
CDC SP S.A. - CDC SP2              Harris Large Cap Value              LTD
"Squirrel Arbitrage                                                    GIA Investment Grade SCDO
CDC Investment Fund - Euro         Harris Alternatives                 2002-1 LTD
Squirrel Arbitrage                 Aurora L.P.                         Louisiana Asset Management
CDC ICM Euro Investment            Aurora Offshore Fund Ltd.           Pool
Program - Duo                      Aurora Offshore Fund Ltd. II        Mexico Dollar Income Fund, Ltd.
CDC ICM Euro Investment            Multi-Strategy Fund of Funds        (liquidated)
Program - Reunis                   (consists of Aurora, Perseus,       Reich & Tang Concentrated
CDC ICM Euro Investment            Pleiades, and Stellar)              Reich & Tang Microcap
Program - Triple Star              Perseus Partners                    Reich & Tang Minutus
CDC ICM Euro Investment            Pleiades Offshore Fund Ltd.         Reich & Tang Minutus II
Program - Hemisphere               Pleiades Partners                   Reich & Tang Minutus Offshore,
CDC ICM Euro Investment            Stellar Partners                    LTD
Program - Quator Star              SPA Partners (consists of Aurora,   Sussman Capital Partners
CDC Investment Fund - CDC          Pleiades, and Stellar)              Tucek Partners
Euribor Plus                                                           U.S. Dollar Floating Rate Fund,
Enhanced Series Master Fund        Jurika and Voyles                   Ltd.
Enhanced Series II                 Jurika and Voyles Capital
Epargne MBS Plus                   Partners                            Snyder Capital Management
MBS Fund - Alpha                                                       Sterling Partners
MBS Fund - Caspian                 Loomis Sayles
MBS Fund - Gamma                   Consumer Discretionary Hedge        Vaughn Nelson Trust
MBS Fund - Lambda                  Fund, Ltd.                          VNSM Trust Equity Income Trust
PFL Corporate Separate Account     Consumer Discretionary Hedge        Fund
4 - CCM Alpha Investment           Fund                                VNSM Trust Equity Income
Subaccount                         Consumer Discretionary Hedge        Employee Benefit Trust Fund
Schoellerbank Investment Fund -    Fund                                VNSM Trust Tax Free
Value Gain Sub-Fund                Consumer Discretionary Hedge        Intermediate Bond Trust Fund
                                   Fund, G.P.                          VNSM Trust High Quality Fixed
CDC IXIS Asset Management          FIM CBO I, Ltd.                     Income Trust Fund
Australia                          CBO II, Ltd.                        VNSM Trust High Quality Fixed
Loomis Sayles Global Corporate     Senior Loan Fund (to be funded)     Income Employee Benefit Trust
Bond Fund                          Emerging Market (to be funded)      Fund
                                   Socially Responsible Emerging       VNSM Trust Growth and Income
Graystone Partners                 Market                              Equity Trust Fund
Graystone Venture Funds                                                VNSM Trust Growth and Income
Graystone Venture Direct Equity                                        Equity Employee Benefit Trust
                                                                       Fund
                                                                       VNSM Trust Small Capitalization
                                                                       Value Equity Trust Fund
                                                                       VNSM Trust Small Capitalization
                                                                       Value Equity Employee Benefit
                                                                       Trust Fund
                                                                       VNSM Trust Growth Equity Trust
                                                                       Fund
                                                                       VNSM Trust Value Equity Trust
                                                                       Fund

---------------------------------------------------------------------------------------------------------

                                                                     Exhibit Two

                                   Securities

------------------------------------------------------------------------------------------------------------------------------------
                                                                           Subject to
                                               Subject to                   Trading        Quarterly    Annual
                  Instrument                      Code     Pre-clearance  Restrictions/1/  Reporting  Reporting        Comments
------------------------------------------------------------------------------------------------------------------------------------
Bonds issued or guaranteed by any foreign         Yes          Yes            Yes             Yes        Yes
sovereign government or its agencies,
instrumentalities or authorities or
supranational issuers
------------------------------------------------------------------------------------------------------------------------------------
Closed end mutual funds (including Reportable     Yes          Yes            Yes             Yes        Yes
Funds)
------------------------------------------------------------------------------------------------------------------------------------
Company stock received through an employer        Yes         Yes/No*         Yes             Yes        Yes     *Certain purchases
(including options and warrants associated                                                                       and all subsequent
therewith)                                                                                                       sales of such
                                                                                                                 securities must be
                                                                                                                 pre-cleared. Please
                                                                                                                 see Exhibits Three
                                                                                                                 and Four for
                                                                                                                 guidance.
------------------------------------------------------------------------------------------------------------------------------------
Derivatives involving Securities                  Yes          Yes            Yes             Yes        Yes
------------------------------------------------------------------------------------------------------------------------------------
Equity or debt securities (such as common and     Yes          Yes            Yes             Yes        Yes
preferred stocks and corporate and government
bonds or notes) and any equivalent instrument
representing, or any rights relating to, a
Security (such as ADRs, certifications of
participation, depository receipts, put and
call options, warrants, convertible
securities and securities indices)
------------------------------------------------------------------------------------------------------------------------------------
Index funds/baskets (including Spiders and        Yes           No             No             Yes        Yes
options and futures tied to broad market
indices), exchange-traded funds and indices
(i.e. NADAQ 100, ishares, etc.)
------------------------------------------------------------------------------------------------------------------------------------
Municipal obligations                             Yes          Yes            Yes             Yes        Yes
------------------------------------------------------------------------------------------------------------------------------------

----------
/1/ The substantive prohibitions and restrictions (including Competing with Client Trades, Short Term Trading Profits, and the applicable Black-out Periods) detailed in Section 4 of the Code apply to each Security as noted.

------------------------------------------------------------------------------------------------------------------------------------
                                                                           Subject to
                                               Subject to                   Trading        Quarterly    Annual
                  Instrument                      Code     Pre-clearance  Restrictions/1/  Reporting  Reporting        Comments
------------------------------------------------------------------------------------------------------------------------------------
Private Placements                                Yes          Yes*            No*            Yes        Yes     *Private placements
                                                                                                                 require special
                                                                                                                 pre-clearance.
                                                                                                                 Please consult
                                                                                                                 Section 4.14 of the
                                                                                                                 Code and contact
                                                                                                                 Personal Trading
                                                                                                                 Compliance.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Shares of any investment company or mutual        Yes          Yes             Yes            Yes        Yes
fund advised or sub-advised by Loomis Sayles,
and those proprietary mutual funds (excluding
money market funds) that are advised by any
affiliated investment adviser within the CDC
IXIS organization (e.g. CDC IXIS Asset
Management Advisers, Harris Associates,
Hansberger, etc.) ("Reportable Funds").
Reportable Funds include registered
open-ended investment companies, hedge funds,
offshore funds, closed end funds, SICAVs,
etc., but exclude money market funds. Please
see Exhibit One for a list of Reportable
Funds.
------------------------------------------------------------------------------------------------------------------------------------
Shares of Unit Investment Trusts                  Yes           No              No            Yes        Yes
------------------------------------------------------------------------------------------------------------------------------------
U.S. Government agencies (direct debt
obligations such as GNMA, FNMA, FHLMCS, FHLB,
FFCB, FHA, FLB, SLMA, & TVA)                      Yes           No              No            Yes        Yes
------------------------------------------------------------------------------------------------------------------------------------
Bank certificates of deposit                       No          N/A             N/A            N/A        N/A
------------------------------------------------------------------------------------------------------------------------------------
Bankers' acceptances                               No          N/A             N/A            N/A        N/A
------------------------------------------------------------------------------------------------------------------------------------
Commercial Paper                                   No          N/A             N/A            N/A        N/A
------------------------------------------------------------------------------------------------------------------------------------
Direct obligations of the United States
Government (i.e. Treasury securities, as
distinct from U.S. Government agencies or
instrumentalities)                                 No          N/A             N/A            N/A        N/A
------------------------------------------------------------------------------------------------------------------------------------
Money Market Instruments                           No          N/A             N/A            N/A        N/A
------------------------------------------------------------------------------------------------------------------------------------
Open ended mutual funds other than Reportable
Funds                                              No          N/A             N/A            N/A        N/A
------------------------------------------------------------------------------------------------------------------------------------
Repurchase Agreements                              No          N/A             N/A            N/A        N/A
------------------------------------------------------------------------------------------------------------------------------------

                                                                   Exhibit Three

                                    Accounts

The types of accounts that hold or can hold Securities, that are typically covered by the Code include, but are not limited to: personal accounts; join accounts with a spouse or live-in partner; an accounts of spouses or live-in partners; accounts of minor children; accounts of any relative living in the same household as the Access Person; accounts for which the employee has trustee powers or power of attorney; and current and former employer 401(k) and other retirement plans of the Access Person and/or the Access Person's spouse or live-in partner, etc..

The extent to which such accounts are governed by the Code will depend on the Access Person's Beneficial Ownership in and/or Investment Control over the account. Additionally, there are certain accounts that may not be obvious to an Access Person as being covered by the Code, and examples of such accounts have been provided below. Access Persons should contact Personal Trading Compliance who will assist the Access Person in determining the applicability of the Code to a particular account(s).

----------------------------------------------------------------------------------------------------------------------------------
                                                Subject   Select                   Quarterly     Annual
                 Account Type                   to Code   Broker   Pre-clearance   Reporting   Reporting           Comments
----------------------------------------------------------------------------------------------------------------------------------
Accounts in which the Access Person has           Yes       No           No           Yes         Yes
Beneficial Ownership but no direct or
indirect Investment Control (i.e. an account
managed by an adviser or a trust being
managed by an entity)
----------------------------------------------------------------------------------------------------------------------------------
Accounts in which the Access Person has           Yes       No           No           Yes         Yes
direct or indirect Investment Control but no
Beneficial Ownership
----------------------------------------------------------------------------------------------------------------------------------
Accounts in which Access Person has               Yes       Yes         Yes           Yes         Yes
Beneficial Ownership and direct or indirect
Investment Control
----------------------------------------------------------------------------------------------------------------------------------
Accounts in which Access Person has no            No        N/A         N/A           N/A         N/A
Beneficial Ownership and no direct or
indirect Investment Control
----------------------------------------------------------------------------------------------------------------------------------
              Other Accounts
----------------------------------------------------------------------------------------------------------------------------------
Accounts of children who have reached             No        N/A         N/A           N/A         N/A
majority that do not share same household and
over which the Access Person exercises no
Investment
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                Subject   Select                   Quarterly     Annual
                 Account Type                   to Code   Broker   Pre-clearance   Reporting   Reporting           Comments
----------------------------------------------------------------------------------------------------------------------------------
Control
----------------------------------------------------------------------------------------------------------------------------------
Spouse's account where he/she works at an         Yes       No           No           Yes         Yes      Requires prior approval
investment firm and is subject to that firm's                                                              by Personal Trading
personal trading policies                                                                                  Compliance
----------------------------------------------------------------------------------------------------------------------------------
401(k) plans which only offer mutual funds        Yes       No           No           Yes         Yes
(other than Reportable Funds) as investment
choices
----------------------------------------------------------------------------------------------------------------------------------
Spouse manages and holds a limited                Yes       No           No           Yes         Yes
partnership interest in a hedge fund
sponsored by another investment firm
----------------------------------------------------------------------------------------------------------------------------------
Accounts set up for an ESOP, DRIP or other        Yes       No           No           Yes         Yes      The account does not
direct investment programs                                                                                 require pre-clearance
                                                                                                           provided there is no
                                                                                                           voluntary adjustment in
                                                                                                           the rate at which you
                                                                                                           purchase or sell
                                                                                                           Securities within the
                                                                                                           account
----------------------------------------------------------------------------------------------------------------------------------
Physically held shares of Securities              Yes       N/A         Yes           Yes         Yes
----------------------------------------------------------------------------------------------------------------------------------

                                                                    Exhibit Four

                     Transactions Exempt from Pre-clearance

-------------------------------------------------------------------------------------------------------------
Transactions in which the Access Person has
either Beneficial Ownership and/or Investment   Subject to                   Quarterly    Annual
      Control unless otherwise noted               Code      Pre-clearance   Reporting   Reporting   Comments
-------------------------------------------------------------------------------------------------------------
Purchases or sales of Securities which occur       Yes             No           Yes         Yes
as a result of operation of law, or any
margin call (provided such margin call does
not result from your withdrawal of collateral
within 10 days before the call and you have
no involvement in the selection of the
specific Securities to be sold)
-------------------------------------------------------------------------------------------------------------
Purchases of Securities which are part of an       Yes             No           Yes         Yes
automatic dividend reinvestment plan,
automatic payroll deduction program,
automatic cash purchase or withdrawal program
or other similar automatic transaction
program, but only to the extent you have made
no voluntary adjustment (up or down) in the
rate at which you purchase or sell
-------------------------------------------------------------------------------------------------------------
Purchases or sales of Securities for an            Yes             No           Yes         Yes
account over which you have no direct or
indirect influence or control
-------------------------------------------------------------------------------------------------------------
Purchases of Securities made by exercising         Yes             No           Yes         Yes
rights distributed by an issuer pro rata to
all other holders of a class of its
Securities or other interests, to the extent
such rights were acquired by you from the
issuer, and sales of such rights so acquired
-------------------------------------------------------------------------------------------------------------
Tenders of Securities pursuant to tender           Yes             No           Yes         Yes
offers which are expressly conditioned on the
tender offeror's acquisition of all of the
Securities of the same class
-------------------------------------------------------------------------------------------------------------
Transactions in Securities by your spouse (or      Yes             No           Yes         Yes
person in a similar relationship such that
the presumption of Beneficial Ownership
arises) employed at another investment firm
provided that: (a) you have no direct or
indirect influence or control over the
transactions; (b) the transactions are
effected
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
Transactions in which the Access Person has
either Beneficial Ownership and/or Investment   Subject to                   Quarterly    Annual
      Control unless otherwise noted               Code      Pre-clearance   Reporting   Reporting   Comments
-------------------------------------------------------------------------------------------------------------
solely through an account in which you are
not named and (c) you have obtained
pre-approval from Personal Trading Compliance
or the Review Officer to exempt the account
from the pre-clearance requirements and
certain trading restrictions of the Code
-------------------------------------------------------------------------------------------------------------
Receipt of Securities as a gift or bequest         Yes             No           Yes         Yes
-------------------------------------------------------------------------------------------------------------
Making of personal or charitable gift of           Yes             No           Yes         Yes
Securities
-------------------------------------------------------------------------------------------------------------

                                                                    Exhibit Five

                      Transactions Subject to Pre-clearance

-------------------------------------------------------------------------------------------------------------
Transactions in which the Access Person has
either Beneficial Ownership and/or Investment   Subject to                   Quarterly    Annual
      Control unless otherwise noted               Code      Pre-clearance   Reporting   Reporting   Comments
-------------------------------------------------------------------------------------------------------------
All purchases and sales of Securities (unless      Yes            Yes           Yes         Yes
otherwise noted)
-------------------------------------------------------------------------------------------------------------
Sale of current or former employer stock the       Yes            Yes           Yes         Yes
Access Person or his/her Spouse or live-in
partner received upon exercising stock
options
-------------------------------------------------------------------------------------------------------------